Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Umpqua Holdings Corporation of our report dated February 19, 2010, with respect to the consolidated balance sheets of Umpqua Holdings Corporation and Subsidiaries (Umpqua) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in shareholders’ equity, comprehensive (loss) income, and cash flows for each of the years in the three-year period ended December 31, 2009, and of our same report, with respect to Umpqua’s internal controls over financial reporting as of December 31, 2009, which report is included in this annual report on Form 10-K of Umpqua for the year ended December 31, 2009.

•	Registration Statement on Form S-3ASR (No. 333-155997)
•	Registration Statement on Form S-8 (No. 333-144766)
•	Registration Statement on Form S-8 (No. 333-143347)
•	Registration Statement on Form S-8 (No. 333-135071)
•	Registration Statement on Form S-8 (No. 333-117680)
•	Registration Statement on Form S-8 (No. 333-117679)
•	Registration Statement on Form S-8 (No. 333-105637)
•	Registration Statement on Form S-8 (No. 333-101357)
•	Registration Statement on Form S-8 (No. 333-58978)
•	Registration Statement on Form S-8 (No. 333-77259)

Portland, Oregon
February 19, 2010